Exhibit 5.2

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Resident Hong Kong Partners

Davis Polk & Wardwell Hong Kong Solicitors The Hong Kong Club Building 3A Chater Road Hong Kong	852 2533 3300 tel	Karen Chan † Yang Chu † James C. Lin* Gerhard Radtke*	Martin Rogers † Patrick S. Sinclair* Miranda So* James Wadham†
Hong Kong Solicitors * Also Admitted in New York † Also Admitted in England and Wales

August 24, 2020

Tencent Music Entertainment Group

17/F, Matsunichi Building, Kejizhongyi Road

Midwest District of Hi-tech Park, Nanshan District

Shenzhen, 518057, the People’s Republic of China

Ladies and Gentlemen:

Tencent Music Entertainment Group, an exempted company incorporated in the Cayman Islands (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to an indenture (the “Indenture”) among the Company and The Bank of New York Mellon, as trustee (the “Trustee”), initial paying agent and initial registrar.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming that the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Company insofar as the laws of the Cayman Islands are concerned, the specific terms of a particular series of Debt Securities have been duly authorized insofar as the laws of the Cayman Islands are concerned, and established in accordance with the Indenture, and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered, insofar as the laws of the Cayman Islands are concerned, and in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to, the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of an investment in the Debt Securities is set forth in full under the caption “Taxation – U.S. Federal Income Tax Considerations” in the Prospectus.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any Debt Securities (i) the Board of Directors of the Company shall have duly established the terms of the Debt Securities and duly authorized the issuance and sale of the Debt Securities and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation under the laws of the Cayman Islands; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture and the Debt Securities are each valid, binding and enforceable agreements of each party thereto; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal law of the United States. Insofar as the foregoing opinion involves matters governed by the laws of the PRC and the Cayman Islands, we have relied, without independent inquiry or investigation, on the opinion of Han Kun Law Offices and Maples and Calder (Hong Kong) LLP delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the captions “Taxation — U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell